LICENSE AGREEMENT between SANOFI and NEUROCRINE BIOSCIENCES INC. Dated as of December 19, 2014 Exhibit 10.13 Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions. - i - TABLE OF CONTENTS Exhibits Exhibit A Licensed Know-How Exhibit B Licensed Patents Exhibit C Materials Inventories Exhibit D Initial Development Plan Exhibit E Sanofi Compounds LICENSE AGREEMENT This License Agreement (this “Agreement”) is made and entered into effective as of December 19, 2014 (the “Effective Date”) by and between Sanofi, a French corporation with a business principal address of 54 rue La Boétie, 75008 Paris, France (“Sanofi”) and Neurocrine Biosciences Inc., a company duly incorporated under the laws of Delaware, with a business principal address of 12780 El Camino Real, San Diego, CA 92130, USA (“Neurocrine”). Sanofi and Neurocrine are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. RECITALS WHEREAS, Sanofi controls certain intellectual property rights, regulatory filings and materials that are valuable for the Development (as defined herein) of CRF1 Antagonists (as defined herein), including without limitation Sanofi Compounds and Sanofi Products (in each case as defined below); WHEREAS, Neurocrine Develops CRF1 Antagonists, including without limitation the Neurocrine Compounds and Neurocrine Products (in each case as defined below); and WHEREAS. Neurocrine wishes to take a license, and Sanofi wishes to grant a license, under such Sanofi intellectual property rights and Neurocrine wishes to receive by assignment from Sanofi such Sanofi regulatory filings and such Sanofi materials to Develop (as defined herein) and Commercialize (as defined herein) the Sanofi Products and/or the Neurocrine Products (as defined herein) in the Territory (as defined herein), in each case in accordance with the terms and conditions set forth below. NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows: ARTICLE 1 DEFINITIONS Unless otherwise specifically provided herein, the following terms shall have the following meanings: 1.1 “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (b) the ownership, directly or indirectly, of 50% or more of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its controlling entity). - 2 - 1.2 “Agreement” has the meaning set forth in the preamble hereto. 1.3 “Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anticorruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism. 1.4 “Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities that may be in effect from time to time, including without limitation the Anti-Corruption Laws. 1.5 “Breaching Party” has the meaning set forth in Section 12.2. 1.6 “Calendar Quarter” means each successive period of three calendar months commencing on January 1, April 1, July 1 and October 1. 1.7 “Calendar Year” means each successive period of 12 calendar months commencing on January 1 and ending on December 31. 1.8 “Clinical Data” means, with respect to a Product, all data, reports and results with respect to such Product made, collected or otherwise generated under or in connection with the applicable Clinical Studies. 1.9 “Clinical Studies” means, with respect to a Product, human clinical trials for such Product and any other tests and studies for such Product in human subjects. 1.10 “Combination Product” means a Product that consists of or contains a Compound as an active ingredient together with (a) one or more other active ingredients and is sold either as a fixed dose or as separate doses in a single package; or (b) a delivery device where such delivery device is sold with the Product as a single package (such other active ingredient(s) and/or delivery device, an “Other Component”). 1.11 “Commercialization” means, [***]. When used as a verb, “Commercialize” means to engage in Commercialization and “Commercializing” and “Commercialized” shall have corresponding meanings. 1.12 [***]

- 3 - 1.13 “Commercially Reasonable Efforts” means the level of efforts and resources [***]. 1.14 “Complaining Party” has the meaning set forth in Section 12.2. 1.15 “Compound” means either a Neurocrine Compound or a Sanofi Compound. 1.16 “Confidential Information” has the meaning set forth in Section 9.1. 1.17 “Controlled” means, with respect to any Information, Invention, Regulatory Documentation, Patent or other intellectual property right, that the Party owns or has a license to such Information, Invention, Regulatory Documentation, Patent or intellectual property right and has the ability to grant to the other Party access, a license or a sublicense (as applicable) thereto as provided for herein without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such access, license or sublicense. 1.18 “CRF1 Antagonist” means a non-peptide synthetic organic chemical compound that is devoid of intrinsic efficacy and binds to the CRF1 Receptor at [***] and whose primary mechanism of action is through the CRF1 Receptor. 1.19 “Development” means, with respect to a Product, all activities related to research, preclinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, Manufacture Process Development, Clinical Studies, including Manufacturing in support thereof (but excluding any commercial Manufacturing), statistical analysis and report writing, the preparation and submission of Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for such Product. When used as a verb, “Develop” means to engage in Development. 1.20 “Development Plan” means the plan for the Development of the Sanofi Products as described in and updated from time to time pursuant to Section 3.2. - 4 - 1.21 “Disclosing Party” has the meaning set forth in Section 9.1. 1.22 “Dollars” or “$” means United States Dollars. 1.23 “Drug Approval Application” means a New Drug Application as defined in the FDCA and the regulations promulgated thereunder (including all additions, supplements, extensions and modifications thereto), or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the European Medicines Agency pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure. 1.24 “Effective Date” has the meaning set forth in the preamble hereto. 1.25 “Exclusivity Field” means the treatment, diagnosis or prevention of hypothalamic, pituitary, and adrenal conditions and disorders of excessive Adrenocorticotropic hormone (ACTH) and hypercortisolemia of the endocrine system, including, but not limited to, congenital adrenal hyperplasia (CAH) and Cushing’s syndrome. 1.26 “Exploit” means, with respect to a Product, to make, have made, import, use, sell or offer for sale, including to research, Develop, Commercialize, register, Manufacture, have Manufactured, use, have used, export, transport, distribute, promote, market, sell or have sold or otherwise dispose of such Product. “Exploitation” means the act of Exploiting a Product. 1.27 “FDA” means the United States Food and Drug Administration and any successor agency thereto. 1.28 “FDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time. 1.29 “Field” means the treatment, diagnosis or prevention of any disease or condition in humans or animals. 1.30 “First Commercial Sale” means, [***]. 1.31 “Force Majeure Event” has the meaning set forth in Section 13.1. 1.32 “Generic Competition” means, on a country by country and Product by Product basis, that the following conditions are met: (x) one or more Third Parties is selling a Generic Product with respect to such Product in such country during a Calendar Quarter, and (y) the unit volume of such Generic Products sold in such country by the Third Parties in such Calendar Quarter is at least [***] percent [***] of the unit volume of such Products sold in that - 5 - country by Neurocrine, its Affiliates and Sublicensees. Unless otherwise agreed by the Parties, the unit volumes of each Generic Product sold during a Calendar Quarter shall be deemed to be the volume of sales of the Generic Product in such country in that Calendar Quarter as [***] reasonably agreed upon by the Parties. 1.33 “Generic Product(s)” means, with respect to a Product, any pharmaceutical product that (i) is sold by a Third Party that is not a licensee or Sublicensee of Neurocrine or its Affiliates, or any of their licensees or Sublicensees under a marketing authorization granted by a Regulatory Authority to such Third Party, and (ii) contains as an active pharmaceutical ingredient the same or bioequivalent Compound as such Product and (x) for purposes of the United States, is approved in reliance on the prior approval of such Product as determined by the FDA, or (y) for purposes of a country outside the United States, is approved in reliance on the prior approval of such Product as determined by the applicable Regulatory Authority. For the avoidance of doubt, on a country by country basis, a Product licensed or produced by Neurocrine (e.g., an authorized generic product) will not constitute a Generic Product. 1.34 “GLP Tox Studies” means animal toxicology studies conducted consistent with Good Laboratory Practices as defined by the FDA in 21 CFR 58. 1.35 “IND” means an investigational new drug application filed with the FDA for authorization to commence Clinical Studies in the United States (including all additions, supplements, extensions and modifications thereto), or any corresponding foreign application in the Territory. 1.36 “Indemnification Claim Notice” has the meaning set forth in Section 11.3. 1.37 “Indemnified Party” has the meaning set forth in Section 11.3. 1.38 “Indemnifying Party” means the Party from whom indemnification is sought pursuant to Section 11.1 or Section 11.2. 1.39 “Indication” means an individual disease or clinical condition with respect to which at least one adequate and well controlled study is required to support inclusion of such disease or condition in the indication statement of an FDA approved package insert for a Product. For the avoidance of doubt, a label enhancement or elaboration or expansion of an approved Indication is not a separate Indication even if one or more studies are performed to receive such enhancement or elaboration. 1.40 “Information and Inventions” means all technical, scientific and other know- how and information, trade secrets, knowledge, technology, means, methods, protocols, assays, structures, sequences, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including preclinical trial results and Clinical Study results, Manufacturing procedures, test procedures, and - 6 - purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all other discoveries, developments, inventions (whether or not confidential, proprietary, patented or patentable), and tangible embodiments of any of the foregoing. 1.41 “Infringement” has the meaning set forth in Section 7.3.1. 1.42 “LIBOR” means the London Interbank Offered Rate for deposits in Dollars having a maturity of one month published by the British Bankers’ Association, as adjusted from time to time on the first London business day of each month. 1.43 “Licensed Know-How” means the Information and Inventions Controlled by Sanofi which are necessary or useful for the Development and Commercialization of Sanofi Products in the Field contained or disclosed in the documents set forth on Exhibit A, but excluding any Information and Inventions to the extent claimed or covered by published Licensed Patents. 1.44 “Licensed Patents” means the Patents which are necessary for the Development and Commercialization of Sanofi Products in the Field and are either (i) Controlled by Sanofi as of the Effective Date or (ii) derived from any Development Plan, Report or other disclosure of Neurocrine to Sanofi hereunder and Controlled by Sanofi after the Effective Date. Sanofi represents that, as of the Effective Date, the Licensed Patents are as set forth on Exhibit B. 1.45 “Losses” has the meaning set forth in Section 11.1. 1.46 “Major Market” means any of the United States, Japan, France, Germany, U.K., Spain and Italy. 1.47 “Manufacture” and “Manufacturing” means, with respect to a Product, all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, holding, Manufacture Process Development, stability testing, quality assurance or quality control of such Product or any intermediate thereof. 1.48 “Manufacture Process Development” means the process development, process qualification and validation and scale-up of the process to manufacture a Product and analytic development and product characterization with respect thereto. 1.49 “Milestone Event” means each of the events identified as a milestone event in Section 6.2.1. 1.50 “Negotiation Period” has the meaning set forth in Section Error! Reference source not found.. 1.51 “Net Sales” means, for each particular Product, for any period, the total amount billed or invoiced by Neurocrine, its Affiliates or Sublicensees for the sale of such Product, less deductions for: [***].

- 7 - Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of Neurocrine, its Affiliates and/or Sublicensees or any successor thereto, which must be in accordance with United States generally accepted accounting principles (“GAAP”). In the event that such Product is sold in any country by Neurocrine, its Affiliates and/or Sublicensees in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted for the purpose of calculating royalties owed to Sanofi hereunder by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the foregoing definition of “Net Sales” by either (i) the fraction A/(A+B), where A is the average Net Sales price in such country of any Product sold by Neurocrine, its Affiliates and/or Sublicensees that contains the same Compound as its sole active ingredient as that of the Combination Product and is not itself a Combination Product, and B is the average Net Sales price in such country of each product sold by Neurocrine, its Affiliates and/or Sublicensees that contains the Other Component, if sold separately in such country; or (ii) if the Other Component is not sold separately by Neurocrine, its Affiliates and/or Sublicensees in such country, the fraction A/C where A is defined as set forth in clause (i) and C is the average Net Sales price (on a per unit basis) of the Combination Product in the relevant country; or (iii) if neither of clauses (i) or (ii) apply, then the Parties shall determine the Net Sales of the Combination Product in good faith based on the respective values of the components of such Combination Product. 1.52 “Neurocrine” has the meaning set forth in the preamble hereto. 1.53 “Neurocrine Compound” means any Neurocrine Existing Compound or Neurocrine New Compound. 1.54 “Neurocrine Existing Compound” means any CRF1 Antagonist (whether discovered, invented, reduced to practice or acquired or licensed by Neurocrine) on which GLP Tox Studies have started before the Effective Date, or any [***]. - 8 - 1.55 “Neurocrine Existing Product” means any pharmaceutical product, not a Neurocrine New Product, containing a Neurocrine Existing Compound, alone or in the form of a Combination Product. 1.56 “Neurocrine Indemnitees” has the meaning set forth in Section 11.2. 1.57 “Neurocrine New Compound” means any CRF1 Antagonist, other than a Neurocrine Existing Compound, whether first discovered, invented, reduced to practice, acquired or licensed by Neurocrine, on which GLP Tox Studies have started after the Effective Date, or any [***]. 1.58 “Neurocrine New Product” means any pharmaceutical product containing a Neurocrine New Compound, alone or in the form of a Combination Product. 1.59 “Neurocrine Patents” means all of the Patents Controlled by Neurocrine, its Sublicensees, or any of its or their respective Affiliates as of the Effective Date or during the Term that, absent a license thereunder would be infringed (or, with respect to patent applications, would be infringed if such patent applications were to issue as patents) by the sale, use or manufacture of a Product in the Field in the Territory by a Person other than Neurocrine. Throughout the Term, Neurocrine shall keep Sanofi informed of the filing and prosecution of any Neurocrine Patent. 1.60 “Neurocrine Product” means any Neurocrine Existing Product or Neurocrine New Product. 1.61 “Party” and “Parties” each has the meaning set forth in the preamble hereto. 1.62 “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed from any of the foregoing provisional patent applications in clause (a), (c) all patent applications that claim priority to any patent or patent applications in clause (a) or clause (b), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (d) any and all patents that have issued or in the future issue from any of foregoing patent applications in clause (a), clause (b) or clause (c), including utility models, petty patents and design patents and certificates of invention, and (e) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of any of the foregoing patents or patent applications in clause (a), clause (b), clause (c) or clause (d). 1.63 “Payments” has the meaning set forth in Section 6.6. 1.64 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or - 9 - organization, including a government or political subdivision, department or agency of a government. 1.65 “Product” means either a Neurocrine Product or a Sanofi Product. 1.66 “Product Trademarks” means the Trademark(s) to be used by Neurocrine, its Affiliates and Sublicensees for the Commercialization of the Products in the Field in the Territory and any registrations thereof or any pending applications relating thereto in the Territory. 1.67 “Receiving Party” has the meaning set forth in Section 9.1. 1.68 “Regulatory Approval” means, with respect to a Product in a country in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market such Product in such country, including, where applicable, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval marketing authorizations (including any prerequisite Manufacturing approval or authorization related thereto) and (c) labeling approval. 1.69 “Regulatory Authority” means the FDA, European Medicines Agency or any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Exploitation of a Compound or a Product in the Territory. 1.70 “Regulatory Documentation” means, with respect to a Product, all (a) applications (including all INDs and Drug Approval Applications) for registrations, licenses, authorizations and approvals (including all Regulatory Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files and (c) Clinical Data and any other data contained in any of the foregoing, in each case ((a), (b) and (c)), relating to the Product. 1.71 “Regulatory Exclusivity” means any period of data, market or other regulatory exclusivity, including any such period under the FDCA, European Parliament and Council Regulations (EC) Nos. 726/2004, 141/2000 and 1901/2006, or national implementations of Article 10 of Directive 2001/83/EC, and all equivalents (in the United States, European Union or elsewhere) of any of the foregoing. 1.72 “Royalty Term” means, with respect to each Product and each country in the Territory, the period beginning on the date of the First Commercial Sale in any country of the Territory, and ending on the later to occur of (a) the expiration of the last-to-expire Licensed Patent that includes a Valid Claim in such country claiming the composition of matter of such Product or the method of using such Product (to the extent such method is described in the labeling of the Product); (b) the expiration of Regulatory Exclusivity in such country for such - 10 - Product and (c) the [***] anniversary of the First Commercial Sale of such Product in such country. 1.73 “Sanofi” has the meaning set forth in the preamble hereto. 1.74 “Sanofi Compound” means SSR125543, SSR126374 or any of their respective [***]. 1.75 “Sanofi Indemnitees” has the meaning set forth in Section 11.1. 1.76 [***] 1.77 [***] 1.78 [***] 1.79 [***] 1.80 [***] 1.81 [***] 1.82 “Sanofi Product” means any pharmaceutical product containing a Sanofi Compound, alone or in the form of a Combination Product 1.83 “Sublicensee” means a Person, other than an Affiliate of Neurocrine, that is granted a sublicense by Neurocrine under the grant in Section 2.1. 1.84 “Tech Transfer Cap” means [***]. 1.85 “Term” has the meaning set forth in Section 12.1. 1.86 “Termination Notice Period” has the meaning set forth in Section 12.2. 1.87 “Territory” means the entire world. 1.88 “Third Party” means any Person other than Sanofi, Neurocrine and their respective Affiliates. 1.89 “Third Party Claims” has the meaning set forth in Section 11.1.

- 11 - 1.90 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered. 1.91 “United States” means the United States of America. 1.92 “Valid Claim” means, with respect to a Licensed Patent in a particular country, any claim of an issued and unexpired Licensed Patent in such country that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country. ARTICLE 2 GRANT OF RIGHTS 2.1 Grants to Neurocrine. Sanofi hereby grants to Neurocrine an exclusive (including with regard to Sanofi and its Affiliates subject to the reservation of rights set forth in Section 2.2) license, with the right to grant sublicenses in accordance with Section 2.3, under the Licensed Patents and the Licensed Know-How to Exploit the Compounds and the Products in the Field in the Territory. [***] 2.2 Retention of Rights. It is understood that at all times Sanofi and its Affiliates retain the right to (i) practice the Licensed Patents and the Licensed Know-How outside the scope of the license granted to Neurocrine in Section 2.1 and (ii) make and use the Sanofi Compounds as tools compounds for internal research purposes only. 2.3 Sublicenses. Subject to [***], the rights and licenses granted to Neurocrine under Section 2.1 shall include the right to grant sublicenses to its Affiliates and/or Third Parties through multiple tiers, to Develop, Commercialize or Exploit the Compounds and the Products in the Field in the Territory; provided that Neurocrine shall (i) remain responsible for the performance or non-performance of any such Sublicensee and (ii) provide a copy of any sublicense agreement it enters into, for the purpose of allowing Sanofi to enforce Neurocrine’s obligations under Section 6.4.2. The grant of any such sublicense shall not relieve Neurocrine of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Affiliates and/or Sublicensees. 2.4 No Implied Rights. For the avoidance of doubt, Neurocrine, its Sublicensees and its and their respective Affiliates shall have no right, express or implied, with - 12 - respect to the Licensed Patents and the Licensed Know-How, except as expressly provided in this Article 2. 2.5 Exclusivity. During the Term, Sanofi and its Affiliates shall not, either alone or in collaboration with any Third Party, engage in any clinical stage Development activities or Commercialize any CRF1 Antagonist with respect to any Indication in the Exclusivity Field, nor shall they encourage, enable, support or facilitate any Third Party’s conduct of such activities. 2.6 Licensed Know-How Disclosure and Materials Transfer. 2.6.1 In General. Within [***] days after the Effective Date, Sanofi shall deliver to Neurocrine or any of its designees at its cost, as directed to by Neurocrine: (i) the Licensed Know-How comprising the Information and Inventions set forth in Exhibit A and (ii) Sanofi’s drug substance and drug product inventory for Sanofi Compounds and Sanofi Products (collectively the “Materials”) detailed in Exhibit C (“Material Inventories”) and all Manufacturing and batch records associated with the Materials as listed in Exhibit A. Neurocrine shall reimburse Sanofi for its documented and reasonable expenses which, taken together with all other reimbursement obligations of Neurocrine under this Section 2.6, shall not exceed the Tech Transfer Cap unless agreed by the Parties. Notwithstanding anything in this Agreement to the contrary, Neurocrine will have the right, effective upon the Effective Date, to include Licensed Know-How in Neurocrine’s Regulatory Documentation for filing or submission to, or correspondence or discussions with, Regulatory Authorities. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ANY MATERIALS SUPPLIED BY SANOFI UNDER THIS SECTION 2.6 ARE SUPPLIED “AS IS” AND SANOFI MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIALS DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY. Following Neurocrine’s acceptance of the Materials, which shall be deemed to have occurred on the [***] day following the receipt by Neurocrine of the Materials, unless Neurocrine notifies Sanofi in writing beforehand of its rejection of the Materials, Neurocrine assumes all liability for damages which may thereafter arise from its use, storage or disposal of such Materials. Sanofi will not be liable to Neurocrine for any loss, claim or demand made by Neurocrine, or made against Neurocrine by any Third Party, due to or arising from the use of such Materials following their acceptance by Neurocrine except, to the extent permitted by Applicable Laws, when caused by the negligence or willful misconduct of Sanofi. 2.6.2 Assistance. During a [***] period following the Effective Date, Sanofi shall give Neurocrine reasonable access to Sanofi personnel familiar with the Sanofi Compounds and Sanofi Products, including without limitation personnel having knowledge, custody or expertise in connection with the Licensed Know-How, Clinical Data, Clinical Studies, formulation development, Regulatory Documentation and Manufacture Process Development thereof, provided however the foregoing assistance shall be reimbursed by Neurocrine at the Sanofi FTE Rate of U.S. Dollars [***] per FTE-day, provided further Sanofi shall in no event be - 13 - obliged to provide more than [***] FTE-day in total, unless the Parties otherwise agree in writing. 2.6.3 Further Actions. Sanofi shall transfer, assign or sublicense (as applicable) to Neurocrine all Regulatory Documentation in Sanofi’s control for the Sanofi Products, as soon as practicable within [***] from the Effective Date, and, in connection with the foregoing, Sanofi and Neurocrine shall take such actions and execute such other instruments, assignments and documents as may be reasonably necessary to effect the transfer of rights thereunder to Neurocrine or any of its designated Affiliates. 2.7 Compliance. Neurocrine shall perform or cause to be performed any and all of its activities under this Agreement in a good scientific manner and in compliance with all Applicable Law. ARTICLE 3 DEVELOPMENT AND REGULATORY 3.1 Diligence. Neurocrine shall apply Commercially Reasonable Efforts to the Development of at least one Product in the Exclusivity Field in the Territory at its own cost and expense. Neurocrine’s diligence obligations under this Agreement with respect to the Development and Commercialization of Products shall be deemed satisfied (without limitation) so long as Neurocrine, its Affiliates and/or sublicensees obtain and maintain Regulatory Approval in the Exclusivity Field for at least one Product and Commercialize such Product in each of the Major Markets. 3.2 Development Plan. An initial high level development plan describing how Neurocrine intends to Develop the Sanofi Products is attached hereto as Exhibit D. Updates of such Development Plan will be provided to Sanofi in accordance to Section 3.4 and will set specific objectives and timelines for carrying out development activities to progress the development towards Regulatory Approval of each Sanofi Product that Neurocrine has elected to develop hereunder. 3.3 Regulatory Matters. Neurocrine shall have the sole responsibility, in its sole discretion subject to its diligence obligations as set forth in Section 3.1, for preparing, obtaining and maintaining Drug Approval Applications and any other Regulatory Approvals and other submissions, and for conducting communications with the Regulatory Authorities, for the Products in the Territory. All Regulatory Approvals relating to the Products with respect to the Territory shall be owned by, and shall be the sole property and held in the name of, Neurocrine or its designated Affiliate or Sublicensee. 3.4 Reports. At least annually by the end of the first Calendar Quarter of each Calendar Year until Regulatory Approval is obtained for a Product in at least one Major Market, Neurocrine shall provide Sanofi with a summary report describing the Development activities it has performed, or caused to be performed, during the preceding Calendar Year and the Development activities it intends to have conducted during the then current Calendar Year together with an updated Development Plan for the Products. - 14 - 3.5 Records. Neurocrine shall maintain, or cause to be maintained, consistent with the application of Commercially Reasonable Efforts, all Regulatory Documentation and final supporting records and documentation therefor (but not draft records or documentation therefor except as otherwise required by Applicable Law), in sufficient detail and in compliance with Applicable Law. Such records and documentation shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of the applicable Development activities in a manner appropriate for any regulatory purpose and, when applicable, for use in connection with Patent filings, prosecution and maintenance. Such records and documentation shall be retained for at least [***] years or such longer period as may be required by Applicable Law. 3.6 Subcontracting. Neurocrine may subcontract the exercise of its rights and the performance of its obligations under this Article 3; provided that Neurocrine shall remain responsible for the performance of such activities in accordance with this Agreement. 3.7 Alliance Managers. Within [***] days after the Effective Date, each Party shall appoint and notify the other Party of the identity of a representative having the appropriate qualifications, including a general understanding of pharmaceutical development and commercialization issues, to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers shall serve as the primary contact points between the Parties for the purpose of providing Sanofi with information on the progress of Licensee’s Development and Commercialization activities under this Agreement. The Alliance Managers shall also be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. Each Party may replace its Alliance Manager at any time upon written notice to the other Party. ARTICLE 4 COMMERCIALIZATION AND MANUFACTURING 4.1 In General. Neurocrine shall have sole right and responsibility, in its sole discretion subject to its diligence obligations as set forth in Section 3.1, to Commercialize or have Commercialized (including Manufacturing and having Manufactured) the Products in the Field in the Territory at its own cost and expense. 4.2 Compliance with Applicable Law. Neurocrine shall, and shall cause its Affiliates and Sublicensees to, comply with all Applicable Law with respect to the Commercialization and Manufacturing of the Products.

ARTICLE 5

[***]

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ARTICLE 6
PAYMENTS

6.1 Upfront Payment. Neurocrine shall pay Sanofi [***] in two equal installments of [***], the first of which shall be paid within [***] days after the Effective Date and the second, upon [***].. Such payment shall be nonrefundable and noncreditable against any other payments due hereunder.

6.2 Milestone Payments on Sanofi Products.

6.2.1 Development Milestones.

(a) Neurocrine shall pay Sanofi each of the following non- refundable, non-creditable milestone payments within [***] days after the first achievement of the corresponding Milestone Event in the first (1st) Indication.

Milestone Event	Milestone Payment
[***]	US$[***]
[***]	US$[***]
[***]	US$[***]
[***]	US$[***]

(b) If and when a Sanofi Product is Developed for more than one (1) Indication, then Neurocrine will pay, in addition to the Milestone Payments set forth in Section 6.2.1(a), [***] percent [***] of the above defined Milestone Payments each time the Milestone Events are achieved with a Sanofi Product for up to two (2) additional Indications. For clarity, no Milestone Payment shall be owed with respect to the occurrence of a Milestone Event for a fourth or subsequent Indication for a Sanofi Product.

6.2.2 Sales Milestones. Upon the worldwide cumulated Net Sales of each Sanofi Product in any Calendar Year achieving [***],

- 16 -

Neurocrine shall pay Sanofi a one-time payment of [***].

6.3 Royalties.

6.3.1 Royalty Rates. Subject to Section 6.3.2, Neurocrine shall pay Sanofi a royalty on Net Sales of Sanofi Products within the Field and Neurocrine New Products within the Exclusivity Field in the Territory (excluding Net Sales of each Product in any country in the Territory for which the Royalty Term for such Product and country has expired) in each Calendar Year (or partial Calendar Year), as follows:

That portion of Net Sales of all Sanofi Products in the Territory in a Calendar Year that is:	**US**	**ex-US**
Less than $[***]	[***]	[***]
Equal to or greater than $[***]but less than $[***]	[***]	[***]
Greater than $[***]	[***]	[***]

That portion of Net Sales of all Neurocrine New Products* within the Exclusivity Field in the Territory in a Calendar Year that is:	**US**	**ex-US**
Less than $[***]	[***]	[***]
Equal to or greater than $[***] but less than $[***]	[***]	[***]
Greater than $[***]	[***]	[***]

On Total Net Sales of all Neurocrine Existing Products* within the Exclusivity Field in the Territory in a Calendar Year:	**US**	**ex-US**
	[***]	[***]

* For the sake of clarity, royalties will not be paid to Sanofi on Net Sales of Neurocrine Products outside the Exclusivity Field.

- 17 -

6.3.2 Payment Dates and Reports. Royalty payments shall be made by Neurocrine within [***] days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the first day of the first Royalty Term for the first Product occurs. Neurocrine shall also provide to Sanofi, at the same time each such payment is made, a report showing: (a) the Net Sales of the Products by country in the Territory; (b) the applicable royalty rates for the Products; (c) the exchange rates used in calculating any of the foregoing; and (d) a calculation of the amount of royalty due to Sanofi.

6.3.3 Royalty Adjustments. Except as otherwise set forth in this Agreement, royalties due hereunder are subject to adjustment on a Product by Product, country by country and Calendar Quarter by Calendar Quarter basis as a result of the events set forth below (such adjustments to be prorated for the then-current Calendar Quarter in which the reduction becomes applicable); *provided, however*, that the effect of all such adjustments shall not, in the aggregate, reduce by more than [***] percent [***] the royalty amounts otherwise payable under this Article 6:

(a) Royalty Adjustment for Third Party License Payments. If, in the reasonable opinion of counsel to Neurocrine, the Exploitation of a Product in the Exclusivity Field in a country of the Territory by Neurocrine, its Affiliates or Sublicensees infringes or misappropriates any Patent or any intellectual property right of a Third Party in such country in the Territory, such that Neurocrine, its Affiliates or Sublicensees cannot Exploit the Product in such country without infringing the Patent or intellectual property right of such Third Party, then Neurocrine shall have the first right, but not the obligation, to take the lead on negotiating the terms of each such license for one or more countries in the Territory. Neurocrine shall be responsible for all license fees, milestones, royalties or other such payments due to such Third Party and shall be entitled to deduct up to [***] percent [***] of such payments from any royalties payable to Sanofi hereunder with respect to such Products in such countries.

(b) Royalty Adjustment for Generic Competition. If, and as long as, there is Generic Competition with respect to a Product in any country of the Territory, the royalties payable for such Product in such country shall be reduced by [***] percent [***] of the amount otherwise payable hereunder.

6.4 Sublicense Revenue.

6.4.1 Net Sales by Sublicensees. Any and all Net Sales of Sanofi Products and Neurocrine Products by Sublicensees shall be included in the Net Sales calculations in Section 6.3.1 and Section 6.3.2 for purposes of determining the milestones (with respect to Sanofi Products) or royalties (with respect to all Products), as applicable, owed by Neurocrine to Sanofi thereunder.

6.4.2 Other Sublicense Revenue - Sanofi Products.

(a) Upon the execution by Neurocrine of a sublicense agreement for the Commercialization of a Sanofi Product in the Field, which may also include other rights such as the Development and/or Manufacturing of such Sanofi Product, Neurocrine shall pay to Sanofi, in addition to the milestone payments set forth in Section 6.2 for milestone events

- 18 -

- 19 - achieved by the Sublicensee, either (i) if the sublicense agreement is executed within [***] years of the Effective Date, [***] percent [***] of the amounts paid by such Sublicensee to Neurocrine or any of its Affiliates in connection with the initial grant of such sublicense, including any license fee, or other value received by Neurocrine or its Affiliates as consideration for the initial grant of such sublicense, but excluding in any event royalty payments or other payments based upon net sales of such Product as well as any milestone payments; or (ii) if the sublicense agreement is executed more than [***] years after the Effective Date, [***]. For the avoidance of doubt, no payments shall be due to Sanofi under this Section 6.4.2 with respect to any payments made to Neurocrine or its Affiliates in consideration of any issuance of equity or debt securities by Neurocrine or its Affiliates, any research, development, patent, regulatory, supply or other activities relating to such Products that Neurocrine or its Affiliates may perform on behalf of a Sublicensee, or with respect to any Neurocrine Product or other product not a Sanofi Product, provided that such payments do not exceed the fair market value of such securities, supply or activities, as applicable. 6.5 Mode of Payment; Current Conversion. (a) All payments to Sanofi under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as Sanofi may from time to time reasonably designate by notice to Neurocrine. (b) If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made at the rate of exchange utilized by Neurocrine, in accordance with generally accepted accounting procedures, fairly applied and as employed on a consistent basis throughout Neurocrine’s operations for the Calendar Quarter to which such payments relate. 6.6 Taxes. The milestones and other amounts payable by Neurocrine to Sanofi pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Law. Sanofi alone shall be responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be paid by Neurocrine) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Neurocrine shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Sanofi is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it shall deliver to Neurocrine or the appropriate governmental authority (with the assistance of Neurocrine to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Neurocrine of its obligation to withhold tax, and Neurocrine shall apply the reduced rate of withholding, or dispense with withholding, as the case may be; provided that Neurocrine has received evidence, in a form reasonably satisfactory to Neurocrine, of Sanofi’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] days prior to the time that the Payments are due. If, in accordance with the foregoing, Neurocrine withholds any amount, it shall pay to Sanofi the balance when due, make timely payment to the proper taxing authority of the withheld amount and send to Sanofi proof of such payment within [***] days following such payment. If by reason of an Assignment by Neurocrine as provided in Section 13.3, any taxes are required by Applicable Law to be deducted or withheld, then the amount of - 20 - the Payments due from Neurocrine to Sanofi shall be increased by an amount which (after making any such Tax deduction) leaves to Sanofi an amount equal to the payment which would have been due if no Tax deduction had been required. 6.7 Interest on Late Payments. If any Payment due to Sanofi under this Agreement is not paid in when due, then Neurocrine shall pay interest thereon and on any unpaid accrued interest (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***] above LIBOR, such interest to run from the date upon which payment of such amount became due until payment thereof in full together with such accrued interest. 6.8 Financial Records. Neurocrine shall, and shall cause its Sublicensees and its and their respective Affiliates to, keep complete and accurate books and records pertaining to the sale, delivery and use of the Products sufficient to determine Net Sales of the Products in the Territory. Neurocrine shall, and shall cause its Sublicensees and its and their respective Affiliates to, retain such books and records, until [***] years after the end of the period to which such books and records pertain. 6.9 Audit. At the request of Sanofi, Neurocrine shall, and shall cause its Sublicensees and its and their respective Affiliates to, permit an independent certified public accountant retained by Sanofi, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.8 solely for the purpose of the determination of whether the amount of royalties paid with respect to the period under audit was correct. The auditor shall solely report to Sanofi and Neurocrine the amount of variances it identifies with respect to the amounts previously reported (or unreported) by Neurocrine to Sanofi. Such audits may not (a) be conducted for any Calendar Quarter more than [***] years after the end of such Calendar Quarter, (b) be conducted more than [***] in any 12-month period [***] or (c) be repeated for any Calendar Quarter. Except as provided below, the cost of any audit shall be borne by Sanofi, unless the audit reveals an underpayment of more than [***]from the total reported amounts for the period under audit, in which case Neurocrine shall bear the cost of the audit so long as the results are undisputed by Neurocrine or after resolution of such dispute it remains that such an underpayment of greater than [***] occurred. Unless disputed pursuant to Section 6.10, if such audit concludes that additional payments were owed or that excess payments were made during such period, Neurocrine shall pay the additional amounts, with interest from the date originally due as provided in Section 6.7, or Sanofi shall reimburse such excess payments, in either case, within [***] days after the date on which such audit is completed and the conclusions thereof are notified to the Parties. 6.10 Audit Dispute. In the event of a dispute over the results of any audit conducted pursuant to Section 6.9, Sanofi and Neurocrine shall work in good faith to resolve such dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***] days, resolution of the dispute may be initiated by either Party consistent with the terms of Section 13.5. - 21 - 6.11 Confidentiality. Sanofi shall treat all information subject to review under this Article 6 in accordance with the confidentiality provisions of Article 9 and Sanofi shall cause the independent public accountant retained by Sanofi pursuant to Section 6.9 or the Accountant, as applicable, to enter into a reasonably acceptable confidentiality agreement that includes an obligation to retain all such financial information in confidence. ARTICLE 7 INTELLECTUAL PROPERTY 7.1 Ownership of Intellectual Property. 7.1.1 Ownership of Technology. Subject to the licenses granted hereunder, as between the Parties, each Party shall solely own and retain all right, title and interest in and to any and all Information and Inventions that are conceived, discovered, developed or otherwise made solely by or on behalf of such Party, its (sub)licensees or its and their respective Affiliates under or in connection with this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto. The Parties do not anticipate that Information and/or Inventions will be conceived, discovered, developed or otherwise made jointly by the Parties under this Agreement. However, in the unlikely event that such joint Information and/or Invention is generated, the Parties shall jointly own such Information and/or Invention and each Party’s rights therein shall be subject to the licenses granted to the other Party under this Agreement. The determination of authorship, inventorship or ownership of any Information and Inventions that are conceived, discovered, developed or otherwise made under or in connection with this Agreement shall be made under applicable United States law in effect as of the Effective Date, irrespective of where such Information and Invention is actually conceived, discovered, developed or otherwise made. 7.2 Prosecution and Maintenance of Patents. 7.2.1 Licensed Patents. Unless otherwise agreed between the Parties, all decisions and actions with respect to the maintenance of the Licensed Patents shall be the responsibility of Sanofi, using patent counsel of its choice, at Sanofi’s sole cost and expense; provided, however, that Neurocrine shall reimburse Sanofi with respect to reasonable and documented out of pocket expenses paid to Third Parties with respect to the prosecution or maintenance of the Licensed Patents in the Major Markets. Sanofi shall not abandon, cease maintenance or reduce the scope of any Licensed Patent without first notifying Neurocrine in writing at least [***] days in advance of any maintenance deadline, and Neurocrine shall have the right, but not the obligation, to assume such maintenance activities in Sanofi’s name at Neurocrine’s sole cost and expense. 7.2.2 Neurocrine Patents. Neurocrine shall be solely responsible, at its discretion and expense, for all decisions and actions with respect to the preparation, filing, prosecution and maintenance of Neurocrine Patents. 7.2.3 Patent Term Extensions. As between the Parties, Neurocrine shall have the authority and responsibility to file for and seek to obtain patent term extensions - 22 - (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to patent rights covering Products. 7.3 Patent Enforcement. 7.3.1 Notification. If either Party becomes aware of any existing or threatened Infringement of the Licensed Patents in the Territory, which infringing activity involves the manufacture, use, import, offer for sale or sale of any product in the Territory (an “Infringement”), it shall promptly notify the other Party in writing to that effect, and the Parties will consult with each other regarding any actions to be taken with respect to such Infringement. 7.3.2 Right to Enforce. Neurocrine shall have the first right, but shall not be obligated, to bring an infringement action against any person or entity engaged in an Infringement of the Licensed Patents, at Neurocrine’s sole cost and expense. If Neurocrine fails to bring such an action with respect to a Licensed Patent (or to settle or otherwise secure the abatement of such Product Infringement) prior to the earlier of: (i) [***] days following Neurocrine’s receipt or delivery of the notice under Section 7.3.1, or (ii) [***] days before the deadline, if any, set forth in the applicable Laws for the filing of such actions Sanofi shall have the right, in its own name, to bring and control any such action, at its own expense and by counsel of its own choice. 7.3.3 Cooperation. The non enforcing Party shall provide to the enforcing Party reasonable assistance with respect to any Infringement action, at such enforcing Party’s request and expense, including by joining such action as a party plaintiff if required by applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, and shall seek consent of the other Party in any important aspects of such enforcement, including determination of litigation strategy and filing of material papers to the competent court, which consent shall not be unreasonably withheld or delayed. The non- enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party. Neither Party shall have the right to settle any patent infringement litigation under this Section 7.3 in a manner that diminishes the rights or interests of the other Party without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed. 7.3.4 Expenses and Recoveries. The enforcing Party bringing a claim, suit or action under Section 7.3.2 shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be shared as follows: (i) if Sanofi is the enforcing Party, the remaining amount will be shared [***] percent [***] to Sanofi and [***] to Neurocrine, or (ii) if Neurocrine is the enforcing Party: the remaining amount will be treated as Net Sales of Neurocrine and will be subject to Section 6.3. 7.4 Patent Oppositions and Other Proceedings.

- 23 - 7.4.1 If a Licensed Patent becomes the subject of any proceeding commenced by a Third Party in connection with an opposition, inter partes review, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof, then Neurocrine shall have the first right, but not the obligation, to control such defense at its own expense using counsel of its own choice. If Neurocrine decides that it does not wish to defend against such action, it shall notify Sanofi reasonably in advance of all applicable deadlines, and Sanofi shall thereafter have the right, but not the obligation, to assume defense of such action at its own expense. 7.4.2 The Party controlling any defense under this Section 7.4 shall permit the non-controlling Party to participate in the proceedings to the extent permissible under applicable Laws and to be represented by its own counsel at the non-controlling Party’s expense. Notwithstanding any of the foregoing, the Party controlling any enforcement action pursuant to Section 7.3 shall also have the sole right to control the response to any attack on the validity, title, or enforceability of a Patent that is asserted by the alleged infringer(s) as a counterclaim or affirmative defense in such action. Neither Party shall have the right to settle any proceeding under this Section 7.4 in a manner that diminishes the rights or interests of the other Party without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed. 7.4.3 Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in Section 7.4.1, including by providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege. In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim or counterclaim. In connection with the activities set forth in Section 7.4.1, each Party shall consult with the other as to the strategy for the defense of the Licensed Patents. 7.5 Infringement of Third Party Rights. If any Product used or sold by Neurocrine or its Affiliates or their Sublicensees or subcontractors becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted by a jurisdiction within the Territory, Neurocrine shall be solely responsible for defending against any such claim or assertion, at its sole expense. 7.6 Product Trademarks. As between Neurocrine and Sanofi and its Affiliates, Neurocrine shall own all right, title, and interest to the Product Trademarks in the Territory, and shall have full discretion with respect to the registration, prosecution, maintenance and enforcement of the Product Trademarks. All costs and expenses of registering, prosecuting, maintaining and enforcing the Product Trademarks shall be borne, as between Sanofi and Neurocrine, solely by Neurocrine. ARTICLE 8 PHARMACOVIGILANCE AND SAFETY - 24 - 8.1 Pharmacovigilance. Neurocrine shall be solely responsible in its reasonable discretion for pharmacovigilance activities in connection with the Exploitation of any Product in the Field under this Agreement, at its sole expense. 8.2 Global Safety Database. Neurocrine shall set up, hold, and maintain (at Neurocrine’s sole cost and expense) the global safety database for the Products in the Territory as Neurocrine shall determine in its reasonable discretion is necessary or advisable with respect to the Exploitation of Products in the Territory. ARTICLE 9 CONFIDENTIALITY AND NON-DISCLOSURE 9.1 Confidentiality Obligations. At all times during the Term and for a period of [***] years following termination or expiration of this Agreement, each Party shall, and shall cause its Affiliates and, in the case of Neurocrine as the Receiving Party, its Sublicensees, and its and their respective officers, directors, employees and agents to, keep completely confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or such use is reasonably necessary for the performance of its obligations or the exercise of its rights under this Agreement. “Confidential Information” means any information provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) under or in connection with this Agreement, including the terms of this Agreement or any information relating to the Products (including the Regulatory Documentation and Regulatory Approvals and any information or data contained therein), any Exploitation of the Products in the Territory or the scientific, regulatory or business affairs or other activities of either Party. Notwithstanding the foregoing, Confidential Information shall not include any information that: 9.1.1 is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party; 9.1.2 can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s possession prior to disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information; 9.1.3 is subsequently received by the Receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information; or 9.1.4 can be demonstrated by documentation or other competent evidence to have been independently developed by or for the Receiving Party without reference to the Disclosing Party’s Confidential Information. Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession - 25 - of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party. 9.2 Permitted Disclosures. Each Receiving Party may disclose Confidential Information disclosed to it by the Disclosing Party to the extent that such disclosure by the Receiving Party is: 9.2.1 made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law or the requirements of a national securities exchange or other similar regulatory body; provided that the Receiving Party shall first have given notice, to the extent legally permitted, to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to the information that is legally required to be disclosed in response to such court or governmental order; 9.2.2 made by the Receiving Party to a Regulatory Authority as required in connection with any filing, application or request for Regulatory Approval; provided that reasonable measures shall be taken to obtain confidential treatment of such information; 9.2.3 made by the Receiving Party as necessary to file or prosecute Patent applications pursuant to Section 7.2.1 or Section 7.2.2, as applicable, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement; provided that reasonable measures shall be taken to obtain confidential treatment of such information; 9.2.4 made by the Receiving Party to actual or prospective acquirers, merger candidates, investors, Sublicensees, consultants, agents, subcontractors; provided that (a) each such Third Party signs an agreement that contains obligations that are substantially similar to the Receiving Party’s obligations hereunder (except that the obligations under such agreement may terminate [***] years after disclosure of the relevant information), and (b) each such Third Party to whom information is disclosed shall (i) be subject to reasonable obligations of confidentiality, (ii) be informed of the confidential nature of the Confidential Information so disclosed, and (iii) agree to hold such Confidential Information subject to the terms thereof. 9.3 Use of Name. Except as expressly provided in this Agreement, neither Party shall mention or otherwise use the name, insignia, symbol, Trademark of the other Party (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party in each instance, such approval not be unreasonably conditioned, withheld or delayed. The - 26 - restrictions imposed by this Section 9.3 shall not prohibit either Party from making any disclosure (a) identifying the other Party as a counterparty to this Agreement, (b) that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body (provided that any such disclosure shall be governed by this Article 9) or (c) with respect to which written consent has previously been obtained. Further, the restrictions imposed on each Party under this Section 9.3 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 9. 9.4 Press Releases. Neither Party shall issue any press release or other similar public communication relating to this Agreement, its subject matter or the transactions covered by it, or the activities of the Parties under or in connection with this Agreement, without the prior written approval of the other Party, except (a) for communications required by Applicable Law as reasonably advised by the issuing Party’s counsel (provided that the other Party is given a reasonable opportunity to review and comment on any such press release or public communication in advance thereof to the extent legally permitted and the issuing Party shall act in good faith to incorporate any comments provided by the other Party on such press release or public communication), (b) for information that has been previously disclosed publicly or (c) as otherwise set forth in this Agreement. 9.5 Publications. During the Term, Sanofi may not publish any Information related to a Sanofi Compound or a Sanofi Product (other than Information contained in a Patent within the Licensed Patent that is published pursuant to applicable patent laws), without the prior written approval of Neurocrine. Neurocrine may publish any Information related to the Development of a Sanofi Compound or a Sanofi Product, without the prior written consent of Sanofi, unless any such publication contains any Confidential Information of Sanofi. 9.6 Return or Destruction of Confidential Information. Within [***] days after the termination of this Agreement, at the written request of the Disclosing Party, the Receiving Party shall, at the Disclosing Party’s discretion, promptly destroy or return to the Disclosing Party all documentary, electronic or other tangible embodiments of the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder and any and all copies thereof, and destroy those portions of any documents that incorporate the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder, and provide a written certification of such destruction, except that the Receiving Party may retain one copy thereof, to the extent that the Receiving Party requires such Confidential Information for the purpose of performing any obligations or exercising any rights under this Agreement that may survive such expiration or termination, or for archival purposes. Notwithstanding the foregoing, the Receiving Party also shall be permitted to retain such additional copies of or any computer records or files containing the Disclosing Party’s Confidential Information that have been created solely by the Receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose.

- 27 - ARTICLE 10 REPRESENTATIONS AND WARRANTIES 10.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date as follows: 10.1.1 Corporate Authority. Such Party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered in a proceeding at law or equity. 10.1.2 Consents and Approvals. All necessary consents, approvals and authorizations of all Regulatory Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained. 10.1.3 Conflicts. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation or bylaws of such Party in any material way and (b) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound. 10.2 Representations, Warranties and Covenants of Neurocrine. Neurocrine hereby represents and warrants that, as of the Effective Date: 10.2.1 Neurocrine is a company or corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof. 10.2.2 Neither Neurocrine nor any of its Affiliates has been debarred or is subject to debarment and no Person who has been debarred pursuant to Section 306 of the FDCA or who is the subject of a conviction described in such section is employed by Neurocrine or its Affiliates. 10.3 Representations and Warranties of Sanofi. Sanofi hereby represents and warrants that, as of the Effective Date: 10.3.1 Sanofi is a company or corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; - 28 - 10.3.2 Sanofi is the sole owner of the Licensed Patents and Licensed Know-How, free and clear of any lien and Sanofi has not granted the right to any Affiliate or Third Party to Exploit the Sanofi Compounds and/or Sanofi Products under any of the Licensed Patents or Licensed Know-How; 10.3.3 There are no judgments or settlements against or owed by it or any of its Affiliates relating to the Licensed Patents or Licensed Know-How. There are no claims, judgment or settlements against Sanofi pending that invalidate or seek to invalidate the Licensed Patents. Sanofi has not received any notice alleging infringement of a Third Party’s patent by any Sanofi Compound or Sanofi Product. 10.4 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 10.1, 10.2 AND 10.3, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. 10.5 ADDITIONAL WAIVER. EXCEPT AS SET FORTH IN SECTION 10.3, NEUROCRINE AGREES THAT: (A) THE LICENSED PATENTS ARE LICENSED “AS IS,” “WITH ALL FAULTS,” AND “WITH ALL DEFECTS,” AND NEUROCRINE EXPRESSLY WAIVES ALL RIGHTS TO MAKE ANY CLAIM WHATSOEVER AGAINST SANOFI FOR MISREPRESENTATION OR FOR BREACH OF PROMISE, GUARANTEE OR WARRANTY OF ANY KIND RELATING TO THE LICENSED PATENTS; (B) NEUROCRINE AGREES THAT SANOFI WILL HAVE NO LIABILITY TO NEUROCRINE FOR ANY ACT OR OMISSION IN THE PREPARATION, FILING, PROSECUTION, MAINTENANCE, ENFORCEMENT, DEFENCE OR OTHER HANDLING OF THE LICENSED PATENTS; AND (C) NEUROCRINE IS SOLELY RESPONSIBLE FOR DETERMINING WHETHER THE LICENSED PATENTS HAVE APPLICABILITY OR UTILITY IN NEUROCRINE’S CONTEMPLATED EXPLOITATION OF THE PRODUCT, AND NEUROCRINE ASSUMES ALL RISK AND LIABILITY IN CONNECTION WITH SUCH DETERMINATION. ARTICLE 11 INDEMNITY 11.1 Indemnification of Sanofi. Neurocrine shall indemnify Sanofi, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “Sanofi Indemnitees”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or - 29 - demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (a) the breach by Neurocrine of any term of this Agreement or any representations or warranties under this Agreement, (b) the gross negligence or willful misconduct on the part of any Neurocrine Indemnitee or (c) the Exploitation of any Sanofi Compounds or Sanofi Products by or on behalf of Neurocrine, its Affiliates and Sublicensees; provided that, with respect to any Third Party Claim for which Neurocrine has an obligation to any Sanofi Indemnitee pursuant to this Section 11.1 and Sanofi has an obligation to any Neurocrine Indemnitee pursuant to Section 11.2, each Party shall indemnify each of the Sanofi Indemnitees or the Neurocrine Indemnitees, as applicable, for its Losses to the extent of its responsibility, relative to the other Party. 11.2 Indemnification of Neurocrine. Sanofi shall indemnify Neurocrine, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “Neurocrine Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of: (a) the breach by Sanofi of any term of this Agreement or any representations or warranties under this Agreement, (b) the gross negligence or willful misconduct on the part of any Sanofi Indemnitee, or (c) the Exploitation of any Sanofi Compounds or Sanofi Products by or on behalf of Sanofi, its Affiliates or licensees prior to the Effective Date or subsequent to any reversion of rights therein to Sanofi pursuant to Section 12Article 12; provided that, with respect to any Third Party Claim for which Sanofi has an obligation to any Neurocrine Indemnitee pursuant to this Section 11.2 and Neurocrine has an obligation to any Sanofi Indemnitee pursuant to Section 11.1, each Party shall indemnify each of the Sanofi Indemnitees or the Neurocrine Indemnitees, as applicable, for its Losses to the extent of its responsibility, relative to the other Party. 11.3 Notice of Claim. All indemnification claims in respect of a Sanofi Indemnitee or a Neurocrine Indemnitee shall be made solely by Sanofi or Neurocrine, as applicable (each of Sanofi or Neurocrine in such capacity, the “Indemnified Party”). The Indemnified Party shall give the Indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 11.1 or Section 11.2, but in no event shall the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims. 11.4 Control of Defense. 11.4.1 Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Sanofi - 30 - Indemnitee or Neurocrine Indemnitee, as applicable, in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against a Sanofi Indemnitee’s or a Neurocrine Indemnitee’s, as applicable, claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Sanofi Indemnitee or Neurocrine Indemnitee, as applicable, in connection with the Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim, except as provided in Section 11.4.2, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Sanofi Indemnitee or Neurocrine Indemnitee, as applicable, in connection with the analysis, defense or settlement of such Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless a Sanofi Indemnitee or Neurocrine Indemnitee, as applicable, from and against a Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) incurred by the Indemnifying Party in its defense of such Third Party Claim. 11.4.2 Right to Participate in Defense. Without limiting Section 11.4.1, any Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s own expense unless, and only to the extent that, (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.4.1 (in which case the Indemnified Party shall control the defense) or (c) the interests of the Indemnified Party and any Sanofi Indemnitee or Neurocrine Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules or equitable principles. 11.4.3 Settlement. With respect to any Third Party Claims relating solely to the payment of money damages in connection with a Third Party Claim that shall not result in any Sanofi Indemnitee or Neurocrine Indemnitee, as applicable, becoming subject to injunctive or other relief or otherwise adversely affecting the business of any Sanofi Indemnitee or Neurocrine Indemnitee, as applicable, in any manner and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify such Sanofi Indemnitee or Neurocrine Indemnitee, as applicable, hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.4.1, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, provided that it obtains the prior written consent of the Indemnified Party (such consent not to be unreasonably conditioned, withheld or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of a Third Party Claim by a Sanofi Indemnitee or a Neurocrine Indemnitee that is

- 31 - reached without the prior written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall not, and the Indemnified Party shall ensure that each Sanofi Indemnitee or Neurocrine Indemnitee, as applicable, does not, admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed. 11.4.4 Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each Sanofi Indemnitee or Neurocrine Indemnitee, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party and any Sanofi Indemnitee or Neurocrine Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim, and making all Sanofi Indemnitees or Neurocrine Indemnitees, as applicable, and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable costs and expenses in connection therewith. 11.4.5 Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest any Sanofi Indemnitee’s or Neurocrine Indemnitee’s, as applicable, right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify a Sanofi Indemnitee or Neurocrine Indemnitee, as applicable. 11.5 Limitation on Damages and Liability. EXCEPT WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 11.1 OR SECTION 11.2, OR WITH RESPECT TO A BREACH OF SECTION 2.5 OR ARTICLE 9, NEITHER PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (a) THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF THE PRODUCTS, UNDER THIS AGREEMENT, (b) THE USE OF OR REFERENCE TO THE LICENSED PATENTS, LICENSED KNOW-HOW OR REGULATORY DOCUMENTATION OR (c) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT. 11.6 Insurance. Each Party shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold. It is - 32 - understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 11. ARTICLE 12 TERM AND TERMINATION 12.1 Term. This Agreement shall commence on the Effective Date and shall, unless earlier terminated in accordance with this Article 12, continue until the expiration of the last to expire of the Royalty Terms for all Products (such period, the “Term”). After the expiration of the Term, or if earlier the expiration of the Royalty Term for a particular Product in a particular country, the license granted to Neurocrine under this Agreement for such Product in such country, or all Products for the entire Territory as applicable, shall become perpetual, irrevocable, fully paid and royalty-free. 12.2 Termination. 12.2.1 By either Party, For Material Breach. In the event that either Party materially breaches this Agreement (such Party, the “Breaching Party”), in addition to any other right and remedy the other Party (the “Complaining Party”) may have, the Complaining Party may terminate this Agreement, in its entirety upon [***] days’ prior written notice (the “Termination Notice Period”) to the Breaching Party, specifying the material breach and its claim of right to terminate, provided that the termination shall not become effective at the end of the Termination Notice Period if the Breaching Party cures the material breach complained of during the Termination Notice Period, except in the case of a payment breach, as to which the Breaching Party shall have only a [***]-day cure period. In the event the Party receiving such notification of termination in good faith disputes such alleged breach, such termination shall not become effective unless and until such dispute is resolved in favor of the Party providing such notification of termination. 12.2.2 By Neurocrine, For Convenience. Neurocrine shall have the right to terminate this Agreement for its convenience upon [***] days notice to Sanofi and the payment of a termination fee of [***] U.S. dollars (US$[***]); provided, however, that, in the event such notice of termination is provided to Sanofi more than [***] years following Sanofi’s completion of its technology transfer obligations as set forth in Section 2.6, then notwithstanding such termination, Neurocrine’s royalty obligations under Section 6.3 shall survive such termination according to its terms and the termination fee shall be fully creditable against any royalties accruing following such termination. 12.3 Consequences of Termination. In the event of a termination of this Agreement: 12.3.1 all rights and licenses granted by Sanofi under Article 2 shall immediately terminate; 12.3.2 to the extent requested in writing by Sanofi, Neurocrine shall promptly, at Sanofi’s cost and expense: - 33 - (a) where permitted by Applicable Law, assign to Sanofi all of its right, title and interest in and to, and transfer possession to Sanofi of, all Regulatory Documentation (including, for clarity, Regulatory Approvals) then in its name for the Sanofi Product(s); (b) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (a) above; and (c) provide Sanofi with copies of all reports and data generated or obtained by Neurocrine or any of its Affiliates that relate to any Clinical Data for the Sanofi Products. 12.4 Accrued Rights; Surviving Obligations. 12.4.1 Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. 12.4.2 Survival. Without limiting the foregoing, Sections 3.4, 6.8, 6.9, 6.10, 6.11, 7.1, 11.1-11.5, 12.2.2, 12.3 and 12.4 and Articles 1, 9 and 13 shall survive the termination or expiration of this Agreement for any reason. ARTICLE 13 MISCELLANEOUS 13.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (each, a “Force Majeure Event”). The non-performing Party shall notify the other Party of a Force Majeure Event within [***] days after the occurrence of such Force Majeure Event by giving written notice to the other Party stating the nature of such Force Majeure Event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. 13.2 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on or related to the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a - 34 - manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law. 13.3 Assignment. Without the prior written consent of the other Party, neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that (a) Sanofi may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate, to the purchaser of the Licensed Patents and Licensed Know-How, or to its successor entity or acquirer in the event of a merger, consolidation or change in control of Sanofi and (b) Neurocrine may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate or to its successor entity or acquirer in the event of a merger, inversion, consolidation or change in control of Neurocrine or to a successor-in-interest in connection with the sale of all or substantially all of its stock or assets to which this Agreement pertains; provided, further, that in either case ((a) or (b)), with respect to an assignment to an Affiliate, such assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. Any attempted assignment or delegation in violation of the preceding sentence shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Sanofi or Neurocrine, as the case may be. In the event either Party seeks and obtains the other Party’s consent to assign or delegate its rights or obligations to another Party, the assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement. 13.4 Severability. To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal, or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Law and if the rights or obligations of either Party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal, or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties. 13.5 Governing Law, Jurisdiction, Venue and Service. 13.5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the

- 35 - application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods. 13.5.2 Jurisdiction. The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts in New York County in the state of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. 13.5.3 Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of New York City, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. 13.6 Notices. 13.6.1 Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.6.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.6. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the third business day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 13.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement. 13.6.2 Address for Notice. If to Neurocrine, to: Neurocrine Biosciences, Inc. 12780 El Camino Real San Diego, CA 92130 Attention: Chief Executive Officer with a copy to (which shall not constitute notice): Neurocrine Biosciences, Inc. 12780 El Camino Real San Diego, CA 92130 - 36 - Attention: Chief Legal Officer If to Sanofi, to: Sanofi 54 rue La Boétie 75008 Paris, France Attention: Vice President, Global Business Development & Licensing Facsimile: [***] with a copy to (which shall not constitute notice): Sanofi 54 rue La Boétie 75008 Paris, France Attention: General Counsel Facsimile: [***] 13.7 Entire Agreement; Amendments. This Agreement, together with the Exhibits attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby, including that certain confidential disclosure agreement between Sanofi and Neurocrine dated May 15, 2013 (the “CDA”); provided, however, that any confidential information exchanged by the Parties pursuant to such CDA shall be deemed to have been disclosed as Confidential Information under this Agreement. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. 13.8 English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control. 13.9 Equitable Relief. The Parties acknowledge and agree that the restrictions set forth in Article 9 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of Article 9 may result in irreparable injury to such other Party for which there may be no adequate remedy at law. Nothing in this Section 13.9 is intended, or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement. - 37 - 13.10 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other Party whether of a similar nature or otherwise. 13.11 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons. 13.12 Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement. 13.13 Relationship of the Parties. It is expressly agreed that Sanofi, on the one hand, and Neurocrine, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Sanofi, on the one hand, nor Neurocrine, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so, such consent not to be unreasonably conditioned, withheld or delayed. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party. 13.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, PDF or other electronic signatures and such signatures shall be deemed to bind each Party as if they were original signatures. 13.15 References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Exhibit means references to such Article, Section or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto. 13.16 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions - 38 - of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceeding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. [SIGNATURE PAGE FOLLOWS.]

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above. Sanofi By: /s/ Constantine Chinoporos Name: Constantine CHINOPOROS Title: Vice-President, Global Business Development Neurocrine BioSciences Inc. By: /s/ Kevin Gorman Name: Kevin C. Gorman, Ph.D. Title: President and CEO EXHIBIT A LICENSED KNOW-HOW (see attachment) [***] EXHIBIT B LICENSED PATENTS (see attachment) [***] EXHIBIT C MATERIALS INVENTORIES [***]

EXHIBIT D DEVELOPMENT PLAN [***] EXHIBIT E SANOFI COMPOUNDS [***]